                                                                Exhibit 10.35(a)

   [English translation - French language version to prevail with respect to matters of interpretation]

                            GUYANOR RESSOURCES S.A.
                               STOCK OPTION PLAN
                               -----------------

                   Amended and Restated as of June 15, 1999
PREAMBLE
--------

French law allows French companies to grant options to employees and certain managers to subscribe for shares.

The shareholders of Guyanor Ressources S.A. ("Guyanor"), pursuant to certain provisions of French law and regulations/(1)/, authorized on February 18, 1995 the adoption and implementation of a stock option plan in the form set out herein (the "Plan") and have delegated to Guyanor's Board of Directors (the "Board") the powers necessary to implement the Plan for the benefit of employees and certain managers (hereinafter collectively referred to as the "Beneficiaries") of Guyanor and, if certain requirements are met, its subsidiaries and affiliates (including Golden Star Resources Ltd.). The Plan was modified by the shareholders of Guyanor (the "Shareholders") as of December 8, 1995, June 10, 1997 and June 16, 1998. In addition, the Board, duly authorized by the Shareholders to do so, have modified the Plan on June 16, 1998.

The Plan provides for the grant to Beneficiaries of options (each an "Option") to purchase Class B common shares of Guyanor ("Shares"). The grant and exercise of Options are governed by the terms of the Plan. Each Beneficiary granted an Option shall receive a copy of the Plan, along with a stock option agreement (the "Option Agreement") containing the conditions of such grant and the exercise terms thereof.

The purpose of the Plan is to allow Beneficiaries to subscribe for Shares and to associate themselves thereby with the prosperity of Guyanor and/or its subsidiaries.

1.   Administration of the Plan
     --------------------------

The Board duly authorized by the Shareholders, may, from time to time, grant to all or selected Beneficiaries the right to subscribe for a determined number of Shares at a fixed price (hereafter the "Subscription Price") for a ten-year period (hereafter the "Exercise Period"). The Plan shall be administered by the Board. The Board shall have full authority and absolute discretion (except for the determination of the Subscription Price), subject to French law, Canadian securities law, applicable stock exchange requirements and Shareholders' approval when required, to make any determination it deems necessary or advisable in administering the Plan, including, the authority to (i) determine and interpret the terms of the Plan and/or any option granted under it, (ii) decide, modify and terminate or suspend any terms or conditions of the Plan,
(iii) determine the rights and obligations applicable to the Option and (iv) approve or modify the form of stock option agreement to be used in relation with the Plan. Any interpretation or construction of any provision of the Plan shall be final and conclusive.

2.   Beneficiaries
     -------------

Beneficiaries who are eligible to receive Options under the Plan are employees and certain managers of Guyanor or its subsidiaries and affiliates, individually designated or meeting such criteria as determined by the Board, subject to applicable legal requirements.

Neither the Plan nor an Option shall confer upon any Beneficiary any right with respect to continuance of employment or interfere in any way with the right of Guyanor, its subsidiaries and affiliates to terminate the Beneficiary's employment at any time.


3.   Stock Option Agreement
     ----------------------

_____________________

/(1)/ Law of December 31, 1970, amending Article 208-1 and following of the
      French Corporate Law of 1966;
      Article 174-8 and following of the Decree of March 23, 1967 implementing Articles 208-1 and following.

Each Beneficiary shall, as a condition of exercising an Option granted, enter into an Option Agreement which shall stipulate: (i) the number of Shares being offered (i.e., issuable upon exercise of the Option), (ii) the Subscription Price, (iii) the length of the Exercise Period, (iv) the vesting period and (v) all other terms and conditions the Board deems advisable.

4.   Restrictions
     ------------

The maximum number of Shares authorized by the Shareholders for issuance under the Plan, as amended, is 4,367,889 subject to the following:

(a) at any time, the total number of Options granted but not yet exercised may not give rights to Shares representing more than one-third of Guyanor's share capital (including the Shares and the Class A common shares of Guyanor that Guyanor has issued (collectively the "Guyanor Shares")) at the time the Option is granted;

(b) any required adjustments to the number of Shares pursuant to section 8 of the Plan;

(c) the total number of Shares reserved for issuance to any one Beneficiary pursuant to Options granted under the Plan or other stock option plans or arrangements of Guyanor shall not exceed 5% of the outstanding number of Guyanor Shares from time to time;

(d) the number of Shares that may be reserved from time to time under the Plan for issuance to Insiders of Guyanor (as defined below) shall be limited to that number which is equal to the difference between (i) 10% of the outstanding number of Guyanor Shares at the time of the grant, and (ii) the number of Guyanor Shares that are reserved for issuance to Insiders pursuant to options granted under other stock option plans or arrangements of Guyanor;

(e) the total number of Shares issuable within any one-year period to all Insiders of Guyanor pursuant to the exercise of vested options granted under the Plan or pursuant to any other share compensation arrangements of Guyanor shall not exceed 10% of the Outstanding Issue (as defined below);

(f) the total number of Shares issuable within any one-year period to an Insider and, if applicable, such Insider's "associates" (as defined under the Securities Act (Ontario)) pursuant to the exercise of vested Options granted under the Plan or any other share compensation arrangements of Guyanor shall not exceed 5% of the Outstanding Issue.

"Insiders" has the meaning set forth under French law (Decree n/(degrees) /67-833 of September 28, 1967) or by the Toronto Stock Exchange's (policy issued March 22, 1994 entitled "Employee Stock Option and Stock Purchase Plans, Options for Services and Related Matters"), as applicable.

"Outstanding Issue", for the purposes of the Plan, is determined on the basis of the number of Guyanor Shares that are outstanding immediately prior to the issuance of Shares in question, excluding Guyanor Shares issued pursuant to the Plan or Guyanor's other share compensation arrangements over the preceding one-year period.

Should an Option expire or become unexercisable for whatever reason without having been fully exercised, the unissued Shares that were reserved for issuance will be available for future Option grants in accordance with the Plan.


5. Subscription Price
   ------------------

The Subscription Price with respect to a Share subject to an Option shall be denominated in French Francs and shall not be less than (i) the equivalent of the Canadian dollar amount equal to the closing price of the Shares on the Toronto Stock Exchange on the trading day immediately prior to the day the Option is granted and (ii) 80% of the average closing price on the Nouveau Marche of the Bourse de Paris during the 20 consecutive trading days immediately preceding the date the Option is granted.

Subject to adjustment as provided for in section 8 of the Plan, the Subscription Price shall remain unchanged throughout the Exercise Period.

6.   Exercise Period
     ---------------

The Shareholders have fixed the Exercise Period at ten years, and each Option Agreement will set forth the Exercise Period which commences on the date of grant of the Option and expires ten years thereafter. Any Beneficiary can exercise an Option at any time during the Exercise Period, subject to the conditions set forth herein and in the Option Agreement.

7.   Vesting Schedules
     -----------------

For each Option giving the Beneficiary the right to purchase 10,000 Shares or less, the Beneficiary will, subject to the provision below, be entitled to exercise the said Option on and after the date of the Option grant.

     For each Option giving the Beneficiary the right to purchase more than 10,000 Shares, the Beneficiary will, subject to the provision below, be entitled to exercise the said Option in accordance with the following schedule:

          1. as to 34% of the Shares, on and after the date of the Option grant;

          2. as to 33% of the Shares, on and after 12 months after the date of the Option grant;
               and

          3. as to the remaining 33% of the Shares, on and after 24 months after the date of the Option grant.

Notwithstanding the foregoing vesting schedules, a Beneficiary will only be entitled to exercise any exercisable portion of an Option after he or she has been employed by Guyanor and/or any of its subsidiaries or affiliates for 12 months. In addition, notwithstanding the foregoing vesting schedules, the Board shall have the right and sole discretion to (i) impose a different vesting schedule and (ii) to accelerate the time at which an Option may be exercised with respect to any one or more Beneficiaries.

The number of Shares set forth in the foregoing vesting schedules shall be subject to appropriate adjustments in accordance with section 8 of the Plan.

8.   Adjustments to the Subscription Price or the Number of Shares Offered
     ---------------------------------------------------------------------

The maximum number of Shares set forth in Section 4 shall be appropriately adjusted in the event of any subdivision or consolidation of the Shares or in the discretion of the Board, to reflect any other corporate event or change in the Shares.

In addition, certain financial operations affecting the value of the Shares will require under French law an adjustment in the Subscription Price and/or the number of Shares underlying the Options. These adjustments will be made to maintain the Beneficiaries' rights only when a financial operation has an impact on Guyanor's share capital. By adjusting the number of Shares issuable upon exercise of an Option and/or the Subscription Price of the Option, all advantages granted to the Beneficiaries will be maintained throughout the Exercise Period, regardless of any operations affecting Guyanor's stated capital. In the event of any such financial operations, the Board will determine the necessary adjustments, if any, in accordance with applicable French law, and the Beneficiaries will be notified in writing of all such changes.

9.   Exercise of option
     ------------------

Subject to the vesting schedule and other conditions set forth herein and in the Option Agreement, a Beneficiary can exercise an Option during the Exercise Period. Beyond this period, the Option is void.

Except in the event of death and termination of employment as set forth hereinafter, no option may be exercised unless the Beneficiary is at the time of such exercise and has been continuously since the grant of the option an employee of

Guyanor, its subsidiaries or affiliates. Absence on leave, with the approval of the Board, shall not be considered an interruption of services for any purpose of the Plan,

No Beneficiary is required to exercise an Option. Each Beneficiary freely determines whether or not to exercise an Option by taking into account various factors, including the potential financial profitability and the publicly traded price of the Shares.

An Option can only be exercised by the Beneficiary himself or herself. An Option cannot be assigned or transferred except to heirs of the Beneficiary who shall be entitled to exercise the Option until the earlier of (a) six months from the date of death of the Beneficiary and (b) the expiry of the Exercise Period.

10.  Procedures for Exercise of Options
     ----------------------------------

In order to exercise an Option, a Beneficiary must submit to Guyanor (i) an exercise notice (in accordance with the Option Agreement) and (ii) the payment in full of the Subscription Price for the Shares being subscribed for.

The payment in full may be done by any means authorized by the Board and allowed by the Option Agreement subject to applicable laws. Upon exercise of an Option, the Shares shall be issued in the name of the Beneficiaries.

11.  Conditions on Resale of the Shares
     ----------------------------------

Subject to applicable securities laws and unless otherwise provided for herein or in the Option Agreement, Shares obtained upon exercise of Options are freely transferable immediately after issuance and may be sold, subject to all applicable laws, by the Beneficiaries at any time, in total or in part. Beneficiaries may freely transfer their Shares to other individual shareholders by executing a transfer order ("ordre de mouvement"). However, a Beneficiary who wishes to sell his or her Shares to the public through the Toronto Stock Exchange must first transfer the Shares to The Canadian Depository for Securities Limited ("CDS") through a CDS participant who will act as broker for the sale of the Shares. Beneficiaries should be aware that this procedure implies a transfer to CDS of their rights as direct shareholders of Guyanor, provided that until the sale, such Beneficiaries will derive rights equivalent to those of shareholders from their relationship with CDS. Guyanor shall not, in any circumstances, be held responsible for any damages resulting from any delay caused by the transfer of the Shares to CDS.

12.  Advantages of the Plan
     ----------------------

Guyanor makes no representation or warranty as to future market value of any Shares issued in accordance with the provisions of the Plan. Beneficiaries assume the risk of any market fluctuation in the price of the Shares.

Each Beneficiary is urged to consult his or her own individual tax advisor in regard to tax issues relating to the grant and exercise of Options.

13.  Termination of Service
     ----------------------

If a Beneficiary shall cease to be an employee of Guyanor or any of its subsidiaries or affiliates for any reason (other than death) (such Beneficiary being referred to in this section as a "Former Employee Beneficiary'), the Former Employee Beneficiary may only exercise each Option held, to the extent that it has vested and not been exercised, until the earlier of:

     (a) the date which is 60 days after the Former Employee Beneficiary ceased to be such an employee,

     (b) the expiry of the Exercise Period for the Option (the "Option Expiry Date").

          Provided, however, that each Option held may continue to be exercisable for such longer period than that provided for in this section if and as may be determined by the Board and any such determination by the Board may be made retroactively effective in order to re-instate the effectiveness of an Option held by a Former Employee Beneficiary that is otherwise rendered unexercisable pursuant to the other provisions of this section, and provided, however, that any such determination by the Board shall be subject to the following:

     (i) such determination shall be made within six months after the date the Former Employee Beneficiary so ceased to be an employee of Guyanor or any of its subsidiaries; and

     (ii) such longer exercise period determined by the Board for any option shall not extend beyond the earlier to occur of the following:

          (A) two years from the date that the Former Employee Beneficiary so ceased to be an employee of Guyanor or any of its subsidiaries or affiliates; and

          (B)  the Option Expiry Date for such Option.?

14.  Amendments and Termination
     --------------------------

The Board may at any time amend, suspend or terminate the Plan subject to any necessary approvals of any stock exchange or regulatory body having jurisdiction over the Shares, including, where applicable, shareholders' approval.

15.  Governing Law - Jurisdiction - Language
     ---------------------------------------

The Plan shall be governed by and construed in accordance with the laws of France and Canadian securities laws. Any claim or dispute arising under the Plan shall be subject to the exclusive jurisdiction of the Tribunal de Grande Instance of Cayenne. Guyanor, the Board and the Beneficiaries recognize that the Plan has been prepared both in the French and the English language, that the French version is the version that binds the parties, and that notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required.